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                                                                    EXHIBIT 23.1

                              ACCOUNTANT'S CONSENT

The Board of Directors and Shareholder of
Packaging Resources Incorporated:


    We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to Packaging Resources Incorporated's adoption of the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1994.


                                          KPMG Peat Marwick LLP

Chicago, Illinois

July 25, 1996